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                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 49 (File No. 33-2-73948) under the Securities Act of 1933 and
Post-Effective Amendment No. 50 (File No. 811-3258) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of DFA Investment Dimensions Group Inc. of the following:

- Our report, dated January 16, 1998 on our audits of the financial statements and financial highlights as of November 30, 1997 and for the respective periods then ended for DFA Investment Dimensions Group, Inc.

- Our report, dated January 16, 1998 on our audits of the financial statements and financial highlights as of November 30, 1997 and for the respective periods then ended of the DFA Investment Trust Company and Dimensional Emerging Markets Fund, Inc.

- Our report, dated January 16, 1998 on our audits of the financial statements and financial highlights as of November 30, 1997 and for the respective periods then ended of the Dimensional Emerging Markets Fund, Inc.

We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, PA
September 24, 1998